                                                                 EXHIBIT 10.11

                             TERMINATION AGREEMENT

        THIS AGREEMENT is made and entered into this ____ day of October, 1996, by and among BARRINGER LABORATORIES, INC., a Delaware corporation
("Barringer"), and BARRINGER TECHNOLOGIES, INC., a Delaware corporation, ("BTI"). Barringer and BTI may be referred to herein collectively as "Parties."

        WHEREAS, pursuant to the Stock Purchase Agreement dated December 8, 1995 (the "1995 Agreement"), BTI sold, and Barringer purchased, 647,238 shares of Barringer Laboratories, Inc. common stock; and

        WHEREAS, under the terms of the 1995 Agreement, BTI granted Barringer a perfected security interest in 88,260 ("Collateral") of the 432,475 shares of the Barringer Laboratories, Inc. stock which it continued to hold (the "Remaining Shares"), to secure certain covenants and agreements of BTI under the 1995 Agreement; and

        WHEREAS, in order to maximize Barringer's ability to utilize its net operating loss carryforwards, BTI agreed in the 1995 Agreement to certain restrictions upon the further sale and transfer of the Remaining Shares, including the grant to Barringer of a right of first refusal with respect to the Remaining Shares; and

        WHEREAS, BTI now desires the removal and release of these restrictions on transferability in order to sell the Remaining Shares; and

        WHEREAS, in consideration of BTI's transfer and assignment of the Collateral to Barringer and of the other terms and conditions of this Agreement, Barringer will agree to the removal and release of these restrictions on transferability to the extent set forth herein and Barringer has filed a registration statement under form S-3 with the Securities and Exchange Commission to facilitate any desired sale of the Remaining Shares in compliance with the terms of this Agreement.

        NOW, THEREFORE, in consideration of these Recitals and the provisions and the respective agreements hereinafter set forth, the Parties hereto hereby agree as follows:

        1. REMOVAL AND RELEASE OF PRIOR RESTRICTIONS. Upon the terms and subject to the conditions set forth in this Agreement, Barringer hereby:

                1.1 Waives and releases the restrictions on transferability set forth in Section 4.4 of the 1995 Agreement respecting the 344,215 shares of the Barringer Laboratories, Inc. stock which BTI holds. Barringer agrees to take all action reasonably necessary to cause the reissuance of the stock certificate(s) evidencing such shares without the restrictive legend noting the existence of the restrictions set forth in the 1995 Agreement.

                1.2 Waives and releases the right granted by BTI in Section 4.5 of the 1995 Agreement to Barringer of a first right to purchase any portion of the 432,475 shares of the Barringer Laboratories, Inc. stock owned by BTI upon the same terms and conditions of a bona fide offer received by BTI.

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        2.  TRANSFER AND ASSIGNMENT OF COLLATERAL. Subject to the terms and conditions set forth herein, BTI hereby sells, assigns, and transfers to Barringer all of the 88,260 issued and outstanding shares of Barringer's common stock comprising the Collateral, free and clear of all liens, encumbrances and adverse claims of whatsoever kind or nature. BTI shall deliver to Rumler Law Corporation, PC, as set forth in Section 4, below, a stock assignment in form satisfactory to Barringer, with a medallion certified signature stamp, sufficient to transfer title to such shares (the Collateral) to Barringer.

        3. RESTRICTIONS ON FUTURE SALE, ASSIGNMENT AND TRANSFER. The parties acknowledge and agree that it is their intention to maximize Barringer's ability to utilize its net operating loss carryforwards following the sale of all or any portion of the 432,475 shares (plus 5,000 additional shares purchased by BTI since the 1995 Agreement) of the Barringer Laboratories, Inc. stock which it continues to hold and which are not to be transferred to Barringer hereunder. Therefore, as a condition to the releases and waivers described in Section 1 above, BTI agrees that:

            3.1 For a period of three (3) months following the date of this Agreement, and subject to the restriction set forth in Subsection 3.2, immediately below, BTI agrees that it shall not, nor shall it have any right to, knowingly sell, assign, transfer or otherwise dispose of more than 75,000 shares of the Barringer Laboratories, Inc. stock which it owns to any single purchaser or any affiliated purchasers, without the prior written consent of Barringer, which Barringer may grant or deny in its sole and absolute discretion. For purposes of this Agreement, "affiliated purchasers" shall mean purchasers who, directly or indirectly, influence, control, are controlled by or are under common control, management or ownership, with each other. Affiliated Purchasers shall include but not be limited to voting trusts, relatives of any purchasers, and any director or officer of a purchaser.

            3.2 For a period of three (3) months following the date of this Agreement, and subject to the restriction set forth in Subsection 3.1, immediately above, BTI agrees (i) that it shall not, nor shall it have any right to, sell, assign, or transfer any such shares at a price less than One and 11/16 Dollars ($1.6875) per share; and (ii) that in the event it receives an offer to purchase such shares at a price equal to or higher than the price set forth in 3.2(i), above, BTI shall be required to sell, assign or transfer such shares, subject to the other restrictions set forth in this Agreement.

Nothing contained herein shall limit BTI's right or ability to exercise those certain warrants to purchase additional shares of the common stock of Barringer according to the terms and conditions set forth in the "Warrants to Purchase Common Stock of Barringer Laboratories, Inc." dated August 29, 1996. BTI understands and agrees that the subsequent sale by BTI of the shares received upon the exercise of such warrants, if so exercised, shall be subject to the terms, conditions and restriction set forth in this Agreement, and shall be subject to such other restrictions as provided under applicable state and federal securities laws. Any sale, assignment, transfer or other disposition of shares of Barringer Laboratories, Inc. stock owned by BTI in contravention of the terms of this Agreement shall be null and void.

        4. CONSUMMATION OF RELEASE AND TRANSFER. As provided in Section 2 above, BTI shall forward to Rumler Law Corporation, PC, the stock assignment in form satisfactory to Barringer, with a medallion certified signature stamp, sufficient to transfer title to the Collateral to Barringer. Upon the subsequent receipt by Rumler Law Corporation PC (i) of executed copies of this Agreement from each of the Parties; and (ii) of notice, in the form satisfactory to Rumler Law Corporation, PC., of the proper consent of the Board of Directors of Barringer,

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herein shall become effective. Rumler Law Corporation PC shall then forward executed copies of this Agreement and the stock power to the proper parties.

        5.      Representations and Warranties of BTI.

        BTI represents and warrants to Barringer as follows:

                5.1 EXISTENCE, GOOD STANDING, CORPORATE AUTHORITY, AND VALIDITY OF AGREEMENTS. BTI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. BTI has all requisite corporate power and authority to own and transfer the Collateral pursuant to the terms and conditions of this Agreement. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of BTI enforceable in accordance with their terms. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, or (ii) result in the breach of any term or provision of, or constitute a default under, any agreement. Upon transfer of the Collateral by BTI, Barringer will, as a result, receive good and marketable title to all of the Collateral, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions and adverse claims, except those granted by Barringer and, those created under applicable securities laws.

                5.2 LITIGATION. There are no actions, suits or proceedings at law or in equity, or before or by any federal, state, municipal or other governmental agency which affect the Collateral or the BTI's ability to enter into or perform its obligations hereunder. There are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which BTI has been named or to which BTI is a party, which apply to or restrict BTI's performance of this Agreement and the transaction contemplated hereunder.

                5.3 NO MISREPRESENTATION OR OMISSION. No representation or warranty by BTI in this Article 5 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or, if to be furnished by BTI pursuant hereto upon delivery, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact.

        6.      Representations and Warranties of Barringer.

        Barringer represents and warrants to BTI as follows:

                6.1 EXISTENCE, GOOD STANDING, CORPORATE AUTHORITY, AND VALIDITY OF AGREEMENTS. Barringer is a corporation duly incorporated, validly existing and in good standing under the laws if its jurisdiction of incorporation. Barringer has all requisite corporate power and authority to release and waive the restrictions and rights set forth herein pursuant to the terms and conditions of this Agreement. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not require the consent of any third party or violate or conflict with any provision of the by-laws or articles or certificate of incorporation of Barringer as amended to the date of this Agreement.

                6.2 LITIGATION. There are no actions, suits or proceedings with respect to Barringer involving claims by or against Barringer which are pending or threatened against Barringer, at law or in equity, or before or by any federal, state, municipal or other governmental agency which affect Barringer's ability to enter into or perform its obligations

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hereunder. There are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Barringer has been named or to which Barringer is a party, which apply to or restrict Barringer's performance of this Agreement and the transaction contemplated hereunder.

                6.3 NO MISREPRESENTATION OR OMISSION. No representation or warranty by Barringer in this Article 6 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or, if to be furnished by Barringer pursuant hereto upon delivery, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact.

        7. Other Covenants and Agreements.

                7.1 INSURANCE MATTERS. The parties hereby agree to terminate any right: (i) of BTI to insure its employees under Barringer's group health insurance policy as provided in Section 4.2.1 of the 1995 Agreement; and (ii) of Barringer to be named an additional insured under BTI's property, casualty and D&O insurance policies as provided in Section 4.2.2 of the 1995 Agreement.

                7.2 RESIGNATION OF DIRECTORS. Promptly after the sale, assignment, transfer or other conveyance by BTI of an aggregate of 250,000 shares or more of the issued and outstanding shares of the Barringer Laboratories, Inc. stock owned by BTI, Stanley S. Binder and John M. Harte shall each immediately resign as an officer, agent and/or director of Barringer Laboratories, Inc. and immediately cease to act for or on behalf of Barringer Laboratories, Inc. Barringer's timely receipt of these resignations shall be a condition subsequent to the releases and waivers set forth in Section 1 of this Agreement, and BTI's failure to timely deliver such resignations shall constitute a material breach of this Agreement.

                7.3 INDEMNIFICATION BY BTI. BTI shall to indemnify and hold Barringer harmless against, and will reimburse Barringer on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against Barringer in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment or breach of any term, provision, covenant or agreement on the part of BTI contained in this Agreement, or from any misrepresentation in, or omission from any document to be furnished to Barringer pursuant to this Agreement or from the failure of BTI to have and deliver good and marketable title to the Collateral.

                7.4 INDEMNIFICATION BY BARRINGER.

                        7.4.1 INDEMNIFICATION. Barringer shall to indemnify and hold BTI harmless against, and will reimburse BTI on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against BTI in respect of (i) any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Barringer contained in this Agreement, and (ii) from any misrepresentation in, or omission from, any document to be furnished to BTI pursuant to this Agreement.

                        7.4.2 SECURITIES INDEMNIFICATION. Barringer shall indemnify and hold

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harmless BTI against any and all loss, claim, damage or liability, joint or several, to which BTI may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Effective Prospectus in respect of the Registration Statement; or (b) the omission or alleged omission to state in the Registration Statement, the Effective Prospectus or any amendment or supplement thereto of a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse BTI for any legal or other reasonable expenses incurred by it in connection with investigating or defending against in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Barringer shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Barringer through BTI by or on behalf of BTI specifically for use in the preparation of the Registration Statement, the Effective Prospectus or any amendment or supplement thereto.

        7.5 RIGHT TO PROVIDE DEFENSE. Promptly after receipt by an indemnified party under Section 7.3 and/or 7.4 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        7.6 CONTRIBUTION. If the indemnification provided for in Section 7.4.2 herein is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Section 7.4.2 above (a) in such proportion as is appropriate to reflect the relative benefits received by the Barringer on one hand and BTI on the other from the offering of the securities; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Barringer on the one hand and BTI on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Barringer and BTI shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Barringer bear to the total sales price and received by BTI. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Barringer or BTI and the parties' relative intent, knowledge, access to information, and opportunity to correct or



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prevent such untrue statement or omission. For purposes of this Section 7.6, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Barringer or BTI in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this
Section 7.6. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 7.6 hereof).

        8.      Miscellaneous.

                8.1 NOTICE. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

                If to Barringer:        Barringer Laboratories, Inc.
                                        15000 W. 6th Avenue, Suite 300
                                        Golden, CO 80401

                                        Attention: Chief Executive Officer

                Copy to:                Paul E. Rumler, Esq.
                                        Rumler Law Corporation, P.C.
                                        55 Madison Street, Suite 410
                                        Denver, Colorado 80206


                If to BTI:              Barringer Technologies, Inc.
                                        219 S. Street
                                        New Providence, NJ 07974

                                        Attention: President

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

                8.2 OTHER COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                8.3 AUTHORITY TO EXECUTE AGREEMENT. By execution of this Agreement, each individual who signs this Agreement on behalf his respective principal individually represents and warrants that (i) he is a duly authorized officer or agent of his principal, (ii) the principal has taken all action necessary to approve the covenants, terms and agreements set forth herein, and
(iii) the execution of this Agreement by the undersigned individual shall bind the principal to the terms and conditions set forth herein.



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        8.4 Execution of Additional Documents. The Parties hereto will at any time, and from time to time after the date of execution of this Agreement, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

        8.5 Binding Effect: Benefits, Assignability. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective heirs,, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Neither this Agreement nor any of the Parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other Parties hereto. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

        8.6 Entire Agreement. This Agreement, together with the other documents contemplated hereby, constitute the final written expression of all of the agreements between the Parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the other documents contemplated hereby, shall be given no force or effect. The Parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all Parties.

        8.7 Governing Law. This Agreement and all matters and issues collateral thereto shall be construed according to the laws of the State of Colorado, except that issues governed by a state's corporate code, including without limitation matters of corporate governance, shall be governed by the laws of the Party's state of incorporation.

        8.8 Mediation: Arbitration. Notwithstanding anything to the contrary herein provided, the Parties agree to submit disputes under this Agreement which they are unable to resolve to mediation under the Commercial Mediation Rules of the American Arbitration Association. Any dispute or controversy arising out of or relating to this Agreement which is not resolved through mediation shall be submitted and settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with ICC rules. The arbitration proceedings shall take place at such location as the Parties shall mutually agree upon, or if the Parties are unable to agree upon a location, then Chicago, Illinois. The arbitrator shall apply the laws of the applicable state to all issues in dispute, in accordance with Section 8.5 hereof. The findings of the arbitrator shall be final and binding on the parties, and may be enforced in any court of competent jurisdiction.

        8.9 Survival and Severability. All of the terms, conditions, warranties and representations contained in this Agreement shall survive, in accordance with their terms, delivery by Barringer of the consideration to be given by it hereunder and delivery by BTI of


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the consideration to be given by it hereunder, and shall survive the execution hereof for the period provided herein. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

        8.10 WAIVERS. Either Barringer or BTI may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other Party contained in this Agreement; or (iv) waive performance of any of the obligations of the other Party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any Party, shall be deemed to constitute a waiver, by the Party taking such action, of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        8.11 HEADINGS: INTERPRETATION OF AGREEMENT. Headings of the Articles and Sections of this Agreement are for the convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever. The Parties hereto each represent and acknowledge that they have reviewed this Agreement with the assistance of their respective counsel. The Parties further acknowledge that each shall bear co-extensive and identical responsibility for the language of this Agreement, and that any ambiguity which may exist or purportedly exist therein shall be attributed equally to the Parties.

        8.12 ATTORNEY'S FEES. If any Party shall commence any action or proceeding against another Party in order to enforce the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing Party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including, but not limited to, reasonable attorneys' fees.

        8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Evidence of the execution of this Agreement by any party may be provided by facsimile and if so provided shall be legal, valid and binding on any party executing in such manner.

        8.14 APPROVAL OF BARRINGER'S BOARD OF DIRECTORS. This Agreement and the effectiveness and enforceability of the terms and provisions included herein is specifically contingent upon the approval, by the Board of Directors of Barringer, no later than October 18, 1996. In the event approval of the Board of Directors is not attained by such date, this agreement shall be null and void.


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        IN WITNESS WHEREOF, the Parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.


                                        BARRINGER TECHNOLOGIES, INC.


                                        By:
                                           --------------------------------
                                        Its:






                                        BARRINGER LABORATORIES, INC.


                                        By:
                                           --------------------------------
                                        Its:






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
                    RESIGNATION OF OFFICERS/DIRECTORS/AGENTS

        IN CONSIDERATION of the releases and waiver set forth in Section 1 of the Termination Agreement, dated October __, 1996, by and between Barringer and BTI, each of the undersigned hereby agree to resign as an officer, director and/or agent of Barringer Laboratories, Inc. effective at the time provided in
Section 7.2 of such Agreement.



                                        ----------------------------------
                                        Stanley S. Binder

                                        Date:
                                              --------------



                                        ----------------------------------
                                        John M. Harte

                                        Date:
                                              --------------




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